UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2009

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2009, Teleflex Incorporated (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with General Electric Company ("GE"), GE Pacific Private Limited ("GE Pacific"), Teleflex Holding Singapore Pte. Ltd. ("Teleflex Holding") and Airfoil Technologies International – Singapore Pte. Ltd. ("ATI Singapore"). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, Teleflex Holding will sell its 51 percent share of ATI Singapore, a joint venture between GE and the Company, to GE Pacific.

The Company will receive $300 million for the sale of its joint venture interest and plans to use the net proceeds primarily to pay down debt. The Company and GE have made customary representations and warranties in the Purchase Agreement. The transaction is subject to receipt of various regulatory approvals and customary closing conditions and is expected to close by the end of the first quarter of 2009, provided that the regulatory approvals are attained and closing conditions are satisfied by March 27, 2009. If such approvals and conditions are not satisfied by March 27, 2009, each party has the right to terminate the Purchase Agreement.

As a result of this agreement, Airfoil Technologies International LLC ("ATI") will be reflected in the Company's future consolidated financial statements as a discontinued operation. The transaction is expected to result in a pre-tax gain on sale of over $250 million. The Company expects a debt-to-total capital ratio below 50% after the application of net proceeds to debt repayment. The Company will provide pro-forma disclosures post-closing of the transaction in accordance with required guidelines and intends to update its annual guidance at that time.

The Company and GE have also entered an agreement that will permit the Company to transfer its ownership interest in the remaining ATI business to GE by the end of 2009.

Item 7.01 Regulation FD Disclosure.

On March 2, 2009, the Company issued a press release announcing that the Company had entered into the Purchase Agreement to sell ATI Singapore. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1 hereto, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 2, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

March 5, 2009	By:	Jeffrey P. Black

Name: Jeffrey P. Black
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 2, 2009